UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 7, 2006

CHILCO RIVER HOLDINGS INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-50911 (Commission File Number)	98-0419129 (IRS Employer Identification No.)

355 Lemon Ave., Suite C Walnut, CA 91789 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (909) 869-7933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

        On July 7, 2006 (the “Effective Date”), the registrant, Chilco River Holdings, Inc., entered into a License Agreement (the “License Agreement”) with K.C. Technology, a Hong Kong corporation (“Licensor”), under which the registrant acquired from Licensor a worldwide exclusive and perpetual license to use Licensor’s technology to manufacture, market and distribute Licensor designed slot machines and other gaming products, including an electronic data transfer device trademarked Smartbook (collectively, the “Technology”). The Technology includes all technology, tools, design, components, hardware, software, and specification necessary for the design and manufacturing of slot machines and Smartbook and all associated patents, trademarks, copyrights, trade secrets, know-how.

        The registrant agreed to pay Licensor a cash license fee of $2,500,000, of which, $500,000 will be paid within seven days of the Effective Date, and the balance will be paid in four equal installments of $500,000 each at the end of January and June, respectively, during the next two years.

        The registrant also agreed to pay Licensor a licensee fee in common stock of 6,000,000 shares of restricted common stock, par value $0.001, of which 3,000,000 shall be issued within seven days of the Effective Date, 1,500,000 to be issued on the first anniversary of the date of the Effective Date, and 1,500,000 to be issued on the second anniversary of the Effective Date. The registrant granted Licensor registration rights and undertook to use commercially reasonable effort to file a registration statement with the United States Securities Commission within 90 days of the Effective Date to register for resale the first 3,000,000 shares common stock issued to Licensor under the License Agreement. The number of shares reported in this report gives retroactive effect to the registrant’s 2-for-1 forward stock split effective on July 7, 2006.

        The registrant will also pay a royalty of $20.00 for each Smartbook sold by the registrant.

        The License Agreement commences on the Effective Date and shall continue until terminated by the registrant in the event of any default by Licensor. If Licensor defaults under the License Agreement, in addition to other remedies or right it has at law or in equity, the registrant may terminate the License Agreement, cancel the issuance of unissued common shares, cancel the payment of unpaid license fee and cease to pay royalties. The registrant shall also be entitled to the return of the license fee and royalties it has paid up to the occurrence of Licensor’s default.

        Licensor may terminate the License Agreement if the registrant fails to issue the shares or make the payments of license fee on time and fails to cure such default within ninety (90) days after receiving a written notice from Licensor of such default.

        The License Agreement cannot be assigned by either Licensor or registrant without other party’s prior written consent, except that the registrant may assign its rights and obligations thereunder to any affiliates or subsidiaries or in connection with a merger, acquisition or sale of substantially all of the assets to which the License Agreement relates. The License Agreement is contingent on any necessary approvals and licenses from any regulatory authorities having jurisdiction over Licensor and the registrant or the subject matter thereof.

Item 3.02.    Unregistered Sale of Equity Securities

        The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The offering of common shares was conducted by the Company in a private placement to the accredited investor, who was a non-U.S. person, in an offshore transaction, pursuant to an exemption from registration available under Section 4(2) of the United States Securities Act of 1933, as amended (the “Act”) and/or Rule 903 of Regulation S of the Act.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number 99.1 99.2	Description License Agreement with K.C. Technology dated July 7, 2006. Press Release dated July 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHILCO RIVER HOLDINGS INC. (Registrant) By: /s/ Tom Liu Tom Liu Chief Executive Officer

Dated:   July 10, 2006